Exhibit 99.1

National CineMedia, Inc. to Host Conference Call

Reaffirms Third Quarter and Updates Full Year 2011 Outlook

Centennial, CO – October 13, 2011 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 48.7% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today reaffirmed its third quarter outlook and lowered its fourth quarter and full year 2011 revenue and Adjusted OIBDA outlook. The prior outlook was provided on August 4, 2011.

The Company now expects full year 2011 revenue to be in the range of $425 million to $435 million, compared to the prior outlook of $460 million to $470 million and expects Adjusted OIBDA to be in the range of $210 million to $220 million, compared to the prior outlook of $236 million to $246 million.

“Our third quarter results are expected to fall within the original guidance provided on our second quarter conference call, reflecting an approximate 5% to 9% increase in Adjusted OIBDA over the third quarter of 2010, which had increased 43.6% over the third quarter of 2009. Despite this strong 2011 third quarter, the fourth quarter national scatter market has not developed on a basis consistent with prior years. We believe this is related to the confluence of a disproportionate share of advertising budgets being committed in the TV upfronts prior to the subsequent change in economic sentiment, which has resulted in reduced spending by advertising clients due to the heightened economic uncertainty,” said Kurt Hall, National CineMedia’s Chairman and CEO.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties October 13, 2011 at 5:30 P.M. Eastern time. The live call can be accessed by dialing 1-877-407-9039 or for international participants 1-201-689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, October 27, 2011, by dialing 1-877-870-5176 or for international participants 1-858-384-5517, and entering conference ID 381228.

About National CineMedia, Inc.

NCM operates NCM Media Networks, a leading integrated media company reaching U.S. consumers in movie theaters, online and through mobile technology. The NCM Cinema Network and NCM Fathom present cinema advertising and events across the nation’s largest digital in-theater network, comprised of theaters owned by AMC Entertainment Inc., Cinemark Holdings, Inc. (NYSE: CNK), Regal Entertainment Group (NYSE: RGC) and other leading regional theater circuits. NCM’s theater advertising network covers 175 Designated Market Areas® (49 of the top 50) and includes over 18,100 screens (16,800 digital). During 2010, over 690 million patrons attended movies shown in theaters in which NCM currently has exclusive, cinema advertising agreements in place. The NCM Fathom Events broadcast network is comprised of nearly 700 locations in 165 Designated Market Areas® (all of the top 50). The NCM Interactive Network offers 360-degree integrated marketing opportunities in combination with cinema, encompassing 42 entertainment-related websites, online widgets and mobile applications. National CineMedia, Inc. (NASDAQ: NCMI) owns a 48.7% interest in and is the managing member of National CineMedia LLC. For more information, visit www.ncm.com. (NCMI-F)

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
David Oddo	Lauren Leff
800-844-0935	303-957-1709
investors@ncm.com	lauren.leff@ncm.com

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited ($ in millions)

OIBDA and Adjusted OIBDA

Operating Income Before Depreciation and Amortization (OIBDA) and Adjusted OIBDA are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA share based payment costs and deferred stock compensation. These non-GAAP financial measures are used by management to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies.

Outlook (in millions)

	Year Ending December 29, 2011
	Low	High
Operating Income	$181.2	$190.2
Depreciation and amortization	19.0	19.5

OIBDA	200.2	209.7
Share-based compensation costs (1)	9.8	10.3

Adjusted OIBDA	$210.0	$220.0

Total Revenue	$425.0	$435.0

1.	Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.